Exhibit 10.4

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “First Amendment”), by and between Conrad Industries, Inc., a Delaware corporation (the “Company”), and Lewis J. Derbes, Jr. (“Executive”) is hereby entered into effective as of September 15, 2003.

W I T N E S S E T H:

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of September 3, 2002 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the continued employment of Executive by the Company and the payment of salary and other compensation to Executive by the Company, the parties hereto agree as follows:

Section 1.    Except as expressly amended hereby, all of the terms and provisions of the Employment Agreement shall remain in full force and effect. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning given to them in the Employment Agreement.

Section 2.    The first sentence of paragraph 2(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

The base salary payable to Executive during the term of his

employment hereunder shall be $133,000 per year, payable in

accordance with the Company’s payroll procedures for executives,

but not less frequently than monthly.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and signed as of the date indicated above.

CONRAD INDUSTRIES, INC.

By:	/s/ MICHAEL J. HARRIS

Michael J. Harris Chairman, Compensation Committee of the Board of Directors of Conrad Industries, Inc.

EXECUTIVE

/s/ LEWIS J. DERBES, JR.

Lewis J. Derbes, Jr.

Amendment No. 1 to Employment Agreement

Lewis J. Derbes, Jr.